UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WINDROSE MEDICAL PROPERTIES TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	35-216691

(State of Incorporation)	(IRS Employer Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana	46268

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to
General Instruction A.(c), please check the
following box. ☒

If this form relates to the registration of a class
of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to
General Instruction A.(d), please check the
following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
File No. 333-112183.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered:

7.5% Series A Cumulative Convertible	New York Stock Exchange, Inc.
Preferred Shares of Beneficial Interest,
$0.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Registrant’s 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share, contained under the caption “Description of Capital Shares - Preferred Shares” is set forth in the Registrant’s Registration Statement on Form S-3 (File No. 333-112183), as declared effective by the Securities and Exchange Commission on February 2, 2004, and under the heading “Description of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated June 27, 2005 and filed pursuant to Rule 424(b) on June 28, 2005, is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.		Description
3.1	-	Amended and Restated Declaration of Trust of the Registrant (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-11, as amended, Registration No. 333-89186, and incorporated herein by reference)

3.2*	-	Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Designating the Terms of the 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share

3.3	-	Bylaws of the Registrant (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-11, as amended, Registration No. 333-89186, and incorporated herein by reference)

*	Filed herewith

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: June 28, 2005	By:	/s/ Daniel R. Loftus
		Name:	Daniel R. Loftus
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.		Description
3.1	-	Amended and Restated Declaration of Trust of the Registrant (previously filed as an exhibit to the Registrant’s Company’s Registration Statement on Form S-11, as amended, Registration No. 333-89186, and incorporated herein by reference)

3.2*	-	Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Designating the Terms of the 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share

3.3	-	Bylaws of the Registrant (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-11, as amended, Registration No. 333-89186, and incorporated herein by reference)

*	Filed herewith